SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2007

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Shareholder Approval of the Bryn Mawr Bank Corporation (the “Corporation”) 2007 Long-Term Incentive Plan

On April 25, 2007, the Corporation’s shareholders approved the adoption of the Bryn Mawr Bank Corporation 2007 Long-Term Incentive Plan (the “Plan”) at the annual meeting of shareholders held that day. The Plan was adopted by our board of directors on February 23, 2007, subject to shareholder approval at the annual meeting. Now that shareholder approval has been obtained, the Plan is effective as of April 25, 2007.

The material terms of the Plan are summarized in the definitive proxy statement for our 2007 annual meeting of shareholders. All of the employees and officers of the Corporation and its subsidiaries, including all of our executive officers, are eligible for awards under the Plan. All of our non-employee directors are also eligible to receive awards under the Plan, including the non-employee directors elected at the 2007 annual meeting.

Awards may be in any of the following forms: (1) incentive stock options; (2) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”); (3) stock appreciation rights (“SARs”); (4) dividend equivalents; (5) performance awards of either a number of shares of common stock (“performance shares”) or a cash amount (“performance units”); (6) restricted share units, or (7) restricted stock units. Dividend equivalents may be granted in connection with the grant of an award that does not consist of shares of common stock. The number of dividend equivalents granted cannot exceed the number of related stock based rights.

Awards under the Plan may be settled in cash, shares of our common stock or a combination of cash and shares as provided in the terms of each award agreement.

Awards under the Plan are authorized by our compensation committee who are appointed from time to time by our board of directors and who are outside independent board members. The Plan is managed and interpreted by the committee.

Subject to adjustment in certain circumstances as described below, the Plan initially authorizes up to 428,996 shares of our common stock for issuance under the Plan. If all or any portion of an award is forfeited, canceled, expires or is settled for cash, the number of shares not issued that were deducted for such award will be restored and may again be used for awards under the Plan. The Plan prohibits the re-pricing of outstanding stock options.

The Plan provides that the maximum aggregate number of shares of common stock, or their equivalent, that can be the subject of awards made to one participant during any consecutive thirty-six month period will not exceed 100,000 shares, subject to adjustment as described below. The Plan provides that the maximum amount of performance units during any thirty-six month period to any one participant cannot exceed $500,000. In addition, no participant who is a non-employee director may receive awards that could result in the non-employee director participant receiving or acquiring, subject to adjustments as described below, more than 50,000 shares of common stock.

The Plan provides for adjustments in the number of shares available for grant and in any outstanding awards, including adjustments in the size of the award and in the exercise price per share of stock options and stock appreciation rights to give effect to adjustments made in the number of shares of our common stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split or other relevant change.

The Plan defines change of control, generally, as (1) the acquisition by any person of direct or indirect beneficial ownership of fifty percent of our outstanding common stock or (2) incumbent members of our board (or any new director whose election by the board is approved by a vote of at least two-thirds of the directors then in office), cease for any reason to constitute a majority of the board during any two consecutive years, or (3) the sale or disposition of all or substantially all of our assets, or (4) a merger or consolidation which does not result in our securities outstanding immediately prior to the merger, continuing to represent at least fifty percent of the combined voting power of the surviving entity. However, no change of control will occur for a participant, if the participant is part of a purchasing group which consummates the change of control transaction.

Upon a change of control, a pro rata portion of all outstanding performance awards under the Plan are payable ten days after the change of control. The amount payable is determined by assuming that one hundred percent of each performance award was earned at target levels and then multiplying the earned amount by a fraction, the numerator of which is the number of months that have elapsed in the applicable performance period prior to the change of control and the denominator of which is the total number of months in the performance period.

Upon a change of control, restrictions on a pro rata portion of each participant’s outstanding restricted stock and restricted stock units lapse and shares not previously distributed are distributed within ten days after the change of control. The pro rata portion of the shares to be distributed is calculated in the same manner as the pro rata portion of performance awards is calculated.

After a change of control, if we terminate the employment of a participant without cause or the participant terminates employment for good reason, then outstanding stock options and stock appreciation rights that have not been exercised or not otherwise lapsed and terminated become immediately exercisable in full. The committee may determine that a cash payment be made promptly following the change of control for all or any portion of the outstanding stock options and stock appreciation rights. The payment is equal to the excess of the fair market value of a share of common stock immediately prior to the change of control over the exercise price of the stock option or stock appreciation rights.

We refer you to our definitive proxy statement for our 2007 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 16, 2007, for additional discussion of the Plan. A copy of the Plan document was included as Exhibit B to the proxy statement, and is incorporated by reference as Exhibit 99.1 to this Report and to this Item 1.01. Our proxy statement can be accessed on the SEC’s website at www.sec.gov or on our corporate website at www.bmtc.com in our “SEC Filings” section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President and Chief Executive Officer

Date: May 30, 2007

EXHIBIT INDEX

Exhibit 99.1	The Bryn Mawr Bank Corporation 2007 Long-Term Incentive Plan incorporated by reference to Exhibit B to the Corporation’s Definitive Proxy Statement for its 2007 Annual Meeting of Shareholders filed March 16, 2007